Video Marketing and Cloud Computing Solutions for Chinese SMEs

June 2010

Forward Looking Statements

The information contained in this slide presentation is summary information that is intended to be considered in the context of SEC filings and other public announcements made by Subaye, Inc. ("Subaye" or the "Company"), by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this slide presentation, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of reports or documents with the SEC, through press releases or through other public disclosure. This slide presentation contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the internet, entertainment, international and domestic trade and the media advertising industries, the timing of new product releases, updates to websites, approval of certain activities by the Chinese government, business activities of our partners, increased costs and other risks associated with new product releases, entertainment assets, advertising costs, internet use by Chinese individuals and businesses within China, and our ability to continue to generate significant cashflows each month. Other factors could cause operating results or financial results to differ and are more fully described within Subaye's SEC filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by the Company to reflect events or circumstances occurring after the date hereof or to react to the occurrence of unanticipated events.

Select Financials

Symbol (NASDAQ Global Market)	SBAY
Closing Price (June 24, 2010)	$10.04
Market Capitalization	$74.7M
Total Shares Outstanding	7.4M
Revenues (TTM)	$28.6M
Net Income (TTM)*	$13.8M
EPS (TTM)*	$3.43
P/E (TTM)*	2.9x
P/E (Projected FY10 ending 9/30/10)*	5.7x
Fiscal Yearend	September 30
Date of Original Listing (OTCBB)	February 25, 2003
Date of NASDAQ Global Market Listing	March 16, 2010

** All references to net income, EPS or P/E are determined utilizing net income from continuing operations and are exclusive of the effect of net losses expected from the Company's discontinued operations for FY2010*

Recent Financial Highlights

Six Months FY2010 Net Income * ▲ 523.9%	Six Months FY2010 EPS * ▲ 116.7%
Video Marketing Registered Users up 170.6% YTD	Video Marketing Paying Users up 104.0% YTD

* EPS or net income are related to continuing operations and do not reflect discontinued operations.
YTD refers to figures through May 31, 2010

Small and Medium Enterprises in China

- China SME market projected to reach $42.7B in 2010; 2-yr CAGR of 21.2% in 2010
- China internet advertising market projected to grow 22% annually between 2010 and 2012
- Series of laws and regulations in China to protect and promote SMEs
  - SMEs benefit from the central government's desire to increase consumer demand

Chinese Internet Advertising Market



Market Size 2001-2012
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$73
$88
$190
$337
$600
$893
$1,552
$2,635
$3,177
$4,290
$5,110
$5,769
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
$(Millions)

- According to iResearch, the size of the Chinese internet ad market will reach $5.8 billion in 2012
- Growth comes from: search engine advertising, rich media ads, video ads & game embedded ads

SME Marketing – The Problem

- Over 42 million small-to-medium-sized businesses (SMEs) in China
  - 2 or 3 managers operate a majority of SMEs
    - Most have no education or significant skills in marketing, no time to devote to marketing efforts
- Significant business risk for SMEs
  - Inability to retain employees

Our Solutions

1. **Video Marketing:**
   - ***Creation*** of multiple short video showcases for SMEs
   - SMEs ***choose*** which video showcase to utilize
   - SMEs and Subaye work together to ***modify*** the video showcases
   - SMEs can ***send*** potential customers ***the link*** to the video showcase hosted at **www.subaye.com**
   - SME salespeople ***use*** the video showcase for ***face to face sales*** pitches to their potential customer

2. **Cloud Computing Product:**
   - SMEs can better manager their video showcases, contacts, customer leads, procurement, sales and receivables.

Business Model

Significant increase in membership growth:

- Currently in 6 provinces in Greater China (as of June 2010); Expect to be in 15 provinces by March 31, 2011.
- Customer base increased **104%** YTD for FY2010; Over **50%** since March 31 thru May 31, 2010
- Sharp rise in salesforce drives growth, less advertising spending over sales

Monthly recurring revenues:

- Approximately **$117 per month** from video advertising customers
- Additional **$100 per month** for cloud computing product

Online Interface

Video marketing product launched in October 2006:

- 33 websites operated by SBAY or with exclusive partner
- Provides production, upload, storage, and publishing onto video sharing websites.
- Core online interface at www.subaye.com


GDDH

Cloud computing product launched in September 2008:

- Proprietary system, Dell servers and software

Subaye to showcase its **3D online mall** in August 2010:

- To be fully integrated with the exisitng online interface
- Revenues from advertising and transaction fees from SMEs who sell products through the 3D online mall

Competition



- No similar offerings available in China

- Competition, as we view it, consists of:
  - ✓ Independent experienced and educated marketing professionals – very few professionals in China fit this profile
  - ✓ Advertising solutions providing an identifiable high return on investment at a low cost – no such advertising solutions of this nature are known to us

Recent Success


Paying Users
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
9/1/2009
10/1/2009
11/1/2009
12/1/2009
1/1/2010
2/1/2010
3/1/2010
4/1/2010
5/1/2010


Registered Users *
120,000
100,000
80,000
60,000
40,000
20,000
0
9/1/2009
10/1/2009
11/1/2009
12/1/2009
1/1/2010
2/1/2010
3/1/2010
4/1/2010
5/1/2010

* Registered users figures include paying users figures

Management



Zhiguang Cai - Chief Executive Officer
Mr. Cai, 38, is CEO, CTO and a Director of of Subaye.com, Inc. Mr. Cai was the Vice President of Guangzhou Subaye Computer Tech Ltd. ("Subaye Computer Tech"), a subsidiary of the Company from June 2006 to July 2009, where he was responsible for the development of Subaye Computer Tech's network and systems integration business and for the planning analysis of software products, as well as technical training and research and development. From October 2003 through June 2006, Mr. Cai was the Director of Subaye Computer Tech's software research and development center. From October 2000 to September 2003, Mr. Cai was the webmaster of Mystaru Limited (formerly known as IC Star MMS Limited), a wholly owned subsidiary of the Company. Mr. Cai graduated in 1995 from the Central China Normal University Department of Computer Science.



Alan Lun – President
Mr. Alan Lun, 43, is President and a Director of Subaye, Inc. He joined the Company on April 30, 2007. He served as Chief Executive Officer of Subaye, Inc., Inc from April 2007 through September 2009. Mr. Lun is also the Chief Executive Officer of MyStarU Ltd., a position he has held since March 2006. From March 2001 through February 2006, Mr. Lun was the division manager of Guangdong Country Garden Property Management Co. Ltd., a property management company in China.



James Crane – Chief Financial Officer
Mr. Crane, 33, is CFO of Subaye, Inc. He joined the Company in October, 2007. From February, 2008 through October, 2009, he served as CFO of Subaye.com, Inc., a subsidiary of the Company. Mr. Crane relocated to China with his family in September, 2009. He is a citizen of the United States of America. Mr. Crane holds a license as a Certified Public Accountant in Massachusetts and is the sole owner of the professional services firm J. Crane & Company, Limited, which he formed in May, 2001. Mr. Crane also serves as CFO of Far East Wind Power Corp., an issuer traded on the NASDAQ Over-the-Counter Bulletin Board. Mr. Crane has served as a consultant, officer or director for a variety of other public companies.

Historical Income Statement

Summary Operating Results	Six Months Ended 3/31/10	Fiscal Year Ended		
		2009	2008	2007
(US$ in Millions)	- (Reviewed) -	------------------ (Audited) ---------------------		
Total Revenues	$14.3	$26.7	$29.1	21.6
Year Over Year Percent Change	15.4%	180.3%	34.7%	39.4%
Gross Profit	$11.1	$20.7	$9.0	$3.3
Profit Margin	70.9%	77.6%	30.9%	15.3%
EBITDA	$9.9	$0.00	$8.5	$0.0
EBITDA Margin	68.9%	%	29.2%	$0.0
Operating Profit	$6.2	$12.1	$5.0	($5.0)
Operating Profit Margin	43.4%	26.7%	17.2%	(23.1%)
Income Taxes	($1.5)	$0.0	$0.0	$0.0
Net Income	$6.2	$12.8	$5.0	($4.4)
Net Income Margin	43.4%	26.7%	13.1%	(20.4%)
Earnings per Share	$1.02	$6.98	$3.25	($3.82)
Weighted Average Shares Outstanding - Basic	6,119,216	1,836,217	1,532,405	1,163,310

Subaye 数百亿

Historical Balance Sheet

(US$ in Millions)

Assets	March 31, 2010 (reviewed)	September 30, 2009 (audited)	Liabilities and Stockholders' Equity	March 31, 2010 (reviewed)	September 30, 2009 (audited)
Cash & Equivalents	$ 0.2	$ -	Accounts Payable	$ 2.5	$ 0.5
Accounts Receivable	7.9	8.3	Liabilities Held for Sael	6.1	5.3
Prepaid Expenses	2.1	0.3	Total Current Liabilities	$ 8.6	$ 5.8
Deposit for Inventory	8.1	8.1			
Assets Held for Sale	31.0	29.4	**Stockholders' Equity**		
Total Current Assets	49.3	46.1	Common Stock, APIC	$ 59.0	$ 32.5
			Deferred Compensation	(10.5)	(2.9)
Property & Equipment, Net	21.0	10.6	Retained Earnings	13.2	11.10
			Noncontrolling Interest	-	10.2
Total Assets	**$ 70.3**	**$ 56.7**	**Stockholders' Equity**	**$ 61.7**	**$ 50.9**
Working Capital	**$ 40.7**	**$ 40.3**			
			Total Liabilities and Stockholders' Equity	**$ 70.3**	**$ 56.7**

Financial Strength

- Discontinuance of two non-core businesses, one business was extremely capital-intensive
- Sale of assets and one of the businesses is projected to return approximately **$22 million in total cash proceeds to Subaye by December 31, 2010**
- Free operating cash flow of $15.8M for FY10 and projections for continued strong cash flow
- A dilutive capital raise is not likely to occur in the near future as a result.

Financial Projections

Summary Operating Results (Fiscal Years Ending September 30)	2011	2010	2009	2008
(US$ in Millions)	-------- (Projected) --------		--------- (Audited) --------	
Total Revenues	**$71.3**	**$38.3**	**$26.7**	**$7.7**
Year Over Year Percent Change	86.2%	43.4%	246.8%	78.2%
Gross Profit	**$57.3**	**$30.7**	**$20.7**	**$5.0**
Profit Margin	80.4%	80.2%	77.6%	65.4%
EBITDA	$43.0	$20.0	$15.1	$5.9
EBITDA Margin	60.3%	52.2%	56.6%	76.6%
Operating Profit	$34.4	$15.7	$8.6	$5.0
Operating Profit Margin	48.2%	41.0%	32.2%	64.9%
Income Taxes	($5.2)	($3.1)	$0.0	$0.0
Net Income	**$29.2**	**$12.5**	**$8.6**	**$3.7**
Net Income Margin	27.7%	32.7%	32.2%	48.1%
Earnings per Share	**$3.69**	**$1.77**	**$4.67**	**$2.42**
Weighted Average Shares Outstanding - Basic	7,916,779	7,086,224	1,836,217	1,532,405

Valuation

Total Shares Outstanding	7.4M
Market Capitalization (June 24, 2010)	$74.7M
Valuation Based on FY10 Projected Revenues (5x)	$143.0M
Valuation Based on FY10 Projected P/E (15x)	$187.5M
Valuation Based on FY10 Projected Cashflow (15x, assuming $15.8M of FY10 free cashflow)	$237.0M


ieChina
Subaye

Investment Highlights

- Participation in high growth markets with first mover advantage
- Significant growth opportunities through geographical expansion - Rapid potential return on investment
- Lack of competition – very few cost/benefit comparable marketing and advertising solutions available to SMEs
- Strong historical and projected growth
- Highly profitable, expanding online membership services business
- Macroeconomics – strong economy, industry growth expected to be substantial for years to come



Company Contact Info:

James Crane,
Chief Financial Officer
Subaye, Inc.
Beijing, China

jamesc@subaye.com
PRC +86 18601250891
US +1 (617) 209-4199

Investor Relations Contact Info:

Ted Haberfield,
Executive Vice President
HC International, Inc.
San Diego, California

thaberfield@hcinternational.net
Direct +1 (760) 755-2716
Cell +1 (858) 204-5055